Exhibit 3.1
AMYRIS, INC.
a Delaware Corporation
AMENDED AND RESTATED BYLAWS
Adopted and Effective on November 17, 2022

AMYRIS, INC.
a Delaware Corporation

AMENDED AND RESTATED BYLAWS
TABLE OF CONTENTS

Section 5.2:     Lost, Stolen or Destroyed Stock Certificates;

AMYRIS, INC.
a Delaware Corporation
(the “Corporation”)

AMENDED AND RESTATED BYLAWS
Adopted and Effective as of November 17, 2022

ARTICLE I: STOCKHOLDERS
Section 1.1: Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date and time as the Board of Directors of the Corporation (the “Board”) shall each year fix. The meeting may be held either at a place, within or without the State of Delaware, as permitted by the Delaware General Corporation Law (the “DGCL”), or by means of remote communication as the Board in its sole discretion may determine. Any proper business may be transacted at the annual meeting.
Section 1.2: Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board acting pursuant to a resolution adopted by a majority of the Board (the “Whole Board”), which shall mean the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships, or by the Chairman of the Board, the Chief Executive Officer, or the President. Special meetings may not be called by any other person or persons. The special meeting may be held either at a place, within or without the State of Delaware, or by means of remote communication as the Board in its sole discretion may determine.
Section 1.3: Notice of Meetings. Notice of all meetings of stockholders shall be given in accordance with applicable law (including, without limitation, as set forth in Section 7.1 of these Bylaws) stating the date, time, and place, if any, of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), such notice shall be given not less than ten (10), nor more than sixty (60), days before the date of the meeting to each stockholder of record entitled to vote at such meeting.
Section 1.4: Adjournments. The person presiding over the meeting shall have the power to adjourn the meeting to another time, date, and place (if any). Any meeting of stockholders may adjourn from time to time (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), and notice need not be given of any such adjourned meeting if the time, date, and place (if any) thereof and the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the DGCL; provided, however, that if the adjournment is for more than thirty (30) days, or if a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. To the fullest extent permitted by law, the Board may postpone or reschedule any previously scheduled special or annual meeting of stockholders before it is to be held, in which case, notice shall be provided to the stockholders of the new date, time, and place, if any, of the meeting as provided in Section 1.3 above.

Section 1.5: Quorum. At each meeting of stockholders, the holders of a majority of the voting power of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, unless otherwise required by applicable law. If a quorum shall fail to attend any meeting, the chairperson of the meeting or the holders of a majority of the shares entitled to vote who are present (in person or by proxy) at the meeting, may adjourn the meeting.
Section 1.6: Organization. Meetings of stockholders shall be presided over by such person as the Board may designate, or, in the absence of such a person, the Chairperson of the Board, or, in the absence of such person, the President of the Corporation, or, in the absence of such person, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present (in person or by proxy) at the meeting. Such person shall be chairperson of the meeting and, subject to Section 1.11 hereof, shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her to be in order. The Secretary of the Corporation shall act as secretary of the meeting, but in such person’s absence, the chairperson of the meeting may appoint any person to act as secretary of the meeting.
Section 1.7: Voting; Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. Such a proxy may be prepared, transmitted, and delivered in any manner permitted by applicable law. Except as may be required in the Certificate of Incorporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Unless otherwise provided by applicable law, the Certificate of Incorporation, or these Bylaws, every matter other than the election of directors shall be decided by the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter.
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board.
Section 1.8: Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, unless otherwise required by law, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which shall not be more than sixty (60), nor less than ten (10), days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board, then the record date shall be as provided by applicable law. To the fullest extent permitted by law, a determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 1.9: List of Stockholders Entitled to Vote. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting stated in writing to the Secretary of the Corporation, during ordinary business hours, for a period of ten (10) days ending on the day before the meeting date, either on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the principal place of business of the Corporation. Nothing in this Section 1.9 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders. Notwithstanding the foregoing, the Corporation may maintain and authorize examination of the list of stockholders in any manner expressly permitted by the DGCL at the time.
Section 1.10: Action by Written Consent of Stockholders.
1.10.1 Procedure. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed in the manner permitted by law by the holders of outstanding stock having not less than the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, to its principal place of business, or to the Secretary of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the agent of the Corporation’s registered office in the State of Delaware shall be by hand or by certified or registered mail, return receipt requested. Written stockholder consents shall bear the date of signature of each stockholder who signs the consent in the manner permitted by law and shall be delivered to the

Corporation as provided in Section 1.10.2 below. No written consent shall be effective to take the action set forth therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner required by law, written consents signed by a sufficient number of stockholders to take the action set forth therein are delivered to the Corporation in the manner required by law.
1.10.2 Form of Consent A telegram, cablegram, or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed, and dated for the purposes of this section, provided that, any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (a) that the telegram, cablegram, or other electronic transmission was transmitted by the stockholder or proxy holder, or by a person or persons authorized to act for the stockholder or proxy holder, and (b) the date on which such stockholder or proxy holder, or authorized person or persons, transmitted such telegram, cablegram, or electronic transmission. The date on which such telegram, cablegram, or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram, or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or to the Secretary of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram, or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to the Secretary of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if in the manner provided by resolution of the Board. Any copy, facsimile, or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that, such copy, facsimile, or other reproduction shall be a complete reproduction of the entire original writing.
1.10.3 Notice of Consent. Prompt notice of the taking of corporate action by stockholders without a meeting by less than unanimous written consent of the stockholders shall be given to those stockholders who have not consented thereto in writing and, who, if the action had been taken at a meeting, would have been entitled to notice of the meeting, if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as required by law. If the action which is consented to is such as would have required the filing of a certificate under the DGCL if such action had been voted on by stockholders at a meeting thereof, then if the DGCL so requires, the certificate so filed shall state, in lieu of any statement required by the DGCL concerning any vote of stockholders, that written stockholder consent has been given in accordance with Section 228 of the DGCL.

Section 1.11: Inspectors of Elections.

1.11.1 Applicability. Unless otherwise required by the Certificate of Incorporation or by the DGCL, the following provisions of this Section 1.11 shall apply only if and when the Corporation has a class of voting stock that is: (a) listed on a national securities exchange; (b) authorized for quotation on an interdealer quotation system of a registered national securities association; or (c) held of record by more than two thousand (2,000) stockholders. In all other cases, observance of the provisions of this Section 1.11 shall be optional, and at the discretion of the Board.
1.11.2 Appointment. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

1.11.3 Inspector’s Oath. Each inspector of election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

1.11.4 Duties of Inspectors. At a meeting of stockholders, the inspectors of election shall (a) ascertain the number of shares outstanding and the voting power of each share, (b) determine the shares represented at a meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.
1.11.5 Opening and Closing of Polls. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced by the chairperson of the meeting at the meeting. No ballot, proxies, or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.
1.11.6 Determinations. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided pursuant to Section 211(a)(2)(B)(i) or (iii) of the DGCL, or Sections 211(e) or 212(c)(2) of the DGCL, the ballots, and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification of their determinations pursuant to this Section 1.11 shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.
Section 1.12: Notice of Stockholder Business; Nominations.
1.12.1 Annual Meeting of Stockholders.
(a) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders shall be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of such meeting, (ii) by or at the direction of the Board, or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 1.12, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 1.12. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)), at an annual meeting of stockholders.

(b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.12.1(a)(iii):

(i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation;
(ii) such other business must otherwise be a proper matter for stockholder action;

(iii) (A) if the Proposing Person (as defined below in Section 1.12.3(c)) has provided the Corporation with a Solicitation Notice, as that term is defined in this Section, in the case of a proposal, such Proposing Person must have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal and must have included in such material the Solicitation Notice, or (B) if the Proposing Person has delivered a notice of nomination or nominations, such Proposing Person must certify to the Corporation in writing, that it has complied with and will comply with the requirements of Rule 14a-19 promulgated under the Exchange Act, if applicable, and the Proposing Person shall deliver, no later than five (5) business days prior to the annual meeting or any adjournment, rescheduling, postponement, or other delay thereof, reasonable evidence that it has complied with such requirements; and,
(iv) in the case of a proposal other than the nomination of persons for election to the Board, if no Solicitation Notice relating thereto has been timely provided pursuant to this Section, the stockholder or beneficial owner proposing such business must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section.

To be timely, (i) a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the seventy-fifth (75th) day, nor earlier than the close of business on the one hundred and fifth (105th) day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered (A) no earlier than the close of business on the one hundred and fifth (105th) day prior to currently proposed annual meeting and (B) no later than the close of business on the later of the seventy-fifth (75th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which the Public Announcement (as defined below in Section 1.12.3(c)) of the date of such meeting is first made by the Corporation, (ii) in the case of a proposal for the nomination of persons for election to the Board, the Record Stockholder shall have complied in all respects with the requirements of Section 14 of the Exchange Act, including, without limitation, if applicable, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the Securities and Exchange Commission (the “SEC”), including any SEC Staff interpretations relating thereto) and (iii) in the case of a proposal for the nomination of persons for election to the Board, the Board or an executive officer designated thereby shall have determined that the Record Stockholder has satisfied the requirements of this Section 1.12. Notwithstanding anything in the second sentence of Section 1.12.1(b) to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no Public Announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least ten (10) days prior to the last day a stockholder may deliver a notice in accordance with the first sentence of this paragraph, a stockholder’s notice required by this Section 1.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation no later than the close of business on the tenth (10th) day following the day on which such Public Announcement is first made by the Corporation.
(c) As to each person whom the Record Stockholder proposes to nominate for election or reelection as a director, in addition to the matters set forth in paragraph (e) below, such Record Stockholder’s notice shall set forth:

(i) the name, age, business address and residence address of such person;
(ii) the principal occupation or employment of such nominee;

(iii) the class, series and number of any shares of stock of the Corporation that are beneficially owned or owned of record by such person or any Associated Person (as defined in Section 1.12.3(c));

(iv) the date or dates such shares were acquired and the investment intent of such acquisition;

(v) all other information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or would be otherwise required, in each case pursuant to and in accordance with Section 14(a) (or any successor provision) under the Exchange Act and the rules and regulations thereunder;

(vi) such person’s written consent to (a) being named as a nominee in any proxy materials relating to the Corporation’s next meeting, (b) the public disclosure of information regarding or related to such person provided to the Corporation by such person or otherwise pursuant to this Section 1.12 and (c) serving as a director, if elected;

(vii) whether such person meets the independence requirements of the stock exchange upon which the Corporation’s Common Stock is primarily traded;

(viii) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three (3) years, and any other material relationships, between or among such Proposing Person or any of its respective affiliates and associates, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Proposing Person or any of its respective affiliates and associates were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(ix) a description of any position of such person as an officer or director of any Competitor (as defined below in Section 1.12.3(c)) within the three years preceding the submission of the notice;

(x) a description of any business or personal interests that could place such person in a potential conflict of interest with the Corporation or any of its subsidiaries; and

(xi) all completed and signed questionnaires, representations, and agreements required by Section 1.12.2 of these Bylaws.

    The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act, and rules and regulations thereunder, and applicable stock exchange rules.

(d) As to any business other than the nomination of a director or directors that the Record Stockholder proposes to bring before the meeting, in addition to the matters set forth in paragraph (e) below, such Record Stockholder’s notice shall set forth:

(i) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of such Proposing Person (including any anticipated benefit to any Proposing Person therefrom); and
(ii) a description of all agreements, arrangements, and understandings between or among any such Proposing Person and any of its respective affiliates or associates, on the one hand, and any other person or persons, on the other hand (including their names), in connection with the proposal of such business by such Proposing Person;

(e) As to each Proposing Person giving the notice, such Record Stockholder’s notice shall set forth:
(i) the current name and address of such Proposing Person, including, if applicable, their name and address as they appear on the Corporation’s stock ledger, if different;
(ii) (1) the class or series and number of shares of stock of the Corporation that are directly or indirectly owned of record or beneficially owned by such Proposing Person, including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, and (2) a certification regarding whether such Proposing Person, if any, has complied with all applicable federal, state, and other legal requirements in connection with such Proposing Person’s acquisition of shares of capital stock or other securities of the Corporation, and/or such Proposing Person’s acts or omissions as a stockholder of the Corporation;

(iii) whether and the extent to which (x) any derivative interest in the Corporation’s equity securities (including without limitation any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege, a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Corporation or otherwise, and any cash-settled equity swap, total return swap, synthetic equity position, or similar derivative arrangement (any of the foregoing, a “Derivative Instrument”), as well as any rights to dividends on the shares of any class or series of shares of the Corporation that are separated or separable from the underlying shares of the Corporation) or (y) any short interest in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any increase or decrease in the value of the subject security, including through performance-related fees) including, without limitation, whether and the extent to which any ongoing hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement, or understanding (including, without limitation, any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such Proposing Person with respect to any share of stock of the Corporation (any of the foregoing, a “Short Interest”) is held directly or indirectly by or for the benefit of such Proposing Person;

(iv) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person or any of its respective affiliates or associates is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(v) any direct or indirect material interest in any material contract or agreement with the Corporation, any affiliate of the Corporation, or any Competitor (including, in any such case, any employment agreement, collective bargaining agreement, or consulting agreement);

(vi) any significant equity interests, Derivative Instruments, or Short Interests in any Competitor held by such Proposing Person and/or any of its respective affiliates or associates;

(vii) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any Competitor, on the other hand;

(viii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) (or an amendment to such Schedule, pursuant to Rule 13d-2(a)) if such a statement were required to be filed under the Exchange Act, and the rules and regulations promulgated thereunder, by such Proposing Person and/or any of its respective affiliates or associates;

(ix) any other information relating to such Proposing Person that would be required to be disclosed in proxy materials or other filings required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business or nomination proposed to be brought before the meeting pursuant to Section 14(a) (or any successor provision) under the Exchange Act, and the rules and regulations thereunder;

(x) such Proposing Person’s written consent to the public disclosure of information provided to the Corporation pursuant to this Section 1.12;

(xi) a complete written description of any agreement, arrangement, or understanding (whether oral or in writing) (including any knowledge that another person or entity is Acting in Concert (as defined in Section 1.12.3(c)) with such Proposing Person) between or among such Proposing Person, any of its respective affiliates or associates, and any other person Acting in Concert with any of the foregoing persons;

(xii)    a representation that the Record Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person (including virtually in the case of a meeting conducted solely by means of remote communication) or by proxy at the meeting to propose such business or nomination;

(xiii)    in the case of a proposal other than the nomination of persons for election to the Board, a representation whether such Proposing Person intends (or is part of a group that intends) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal (an affirmative statement of such intent being a “Solicitation Notice”);

(xiv)    in the case of a nomination or nominations, a representation that such Proposing Person intends to solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19, and the name of each participant (as defined in Item 4 of Exchange Act Schedule 14A) in such solicitation;

(xv)    a complete and accurate description of any pending or, to such Proposing Person’s knowledge, threatened legal proceeding in which such Proposing Person is a party or participant involving the Corporation or, to such Proposing Person’s knowledge, any current or former officer, director, affiliate, or associate of the Corporation; and

(xvi)    any proxy, contract, arrangement, or relationship pursuant to which the Proposing Person has a right to vote, directly or indirectly, any shares of any security of the Corporation.

    The disclosures to be made pursuant to the foregoing clauses (ii), (iii), (iv) and (vi) shall not include any information with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company, or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.
(f) A Record Stockholder providing written notice required by this Section 1.12 shall update such notice, and any other information provided to the Corporation, in writing, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for determining the stockholders entitled to notice of the meeting and (ii) 5:00 p.m. Eastern Time on the tenth (10th) business day prior to the meeting or any adjournment, postponement, or rescheduling thereof. In the case of an update pursuant to clause (i) of the foregoing sentence, such update shall be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to notice of the meeting, and in the case of an update and supplement pursuant to clause (ii) of the foregoing sentence, such update and supplement shall be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than eight (8) business days prior to the date for the meeting and, if practicable, any adjournment, postponement, or rescheduling thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed). Notwithstanding the foregoing, if a Proposing Person no longer plans to solicit proxies in accordance with its representation pursuant to Section 1.12.1(e)(xiv), the Record Stockholder shall inform the Corporation of this change by delivering a writing to the Secretary at the principal executive offices of the Corporation no later than two (2) business days after the occurrence of such change. A Record Stockholder shall also update its notice so that the information required by Section 1.12.1(e)(viii) is current through the date of the meeting or any adjournment, postponement, or rescheduling thereof, and such update shall be delivered in writing to the Secretary at the principal executive offices of the Corporation no later than two (2) business days after the occurrence of any material change to the information previously disclosed pursuant to Section 1.12.1(e)(viii). For the avoidance of doubt, the obligation to update as set forth in this paragraph shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a Record Stockholder, extend any applicable deadlines hereunder, or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business, and/or resolutions proposed to be brought before a meeting of the stockholders. If a Record Stockholder providing written notice required by this Section 1.12 fails to provide any written update in accordance with this Section 1.12, the information as to which such written update relates may be deemed not to have been provided in accordance with these Bylaws; and
(g) If any information submitted pursuant to this Section 1.12 is inaccurate or incomplete in any material respect (as determined by the Board or a committee thereof), such information shall be deemed not to have been provided in accordance with these Bylaws. A Record Stockholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification will cure any deficiencies or inaccuracies with respect to any prior submission by such Record Stockholder. Upon written request of the Secretary on behalf of the Board (or a duly authorized committee thereof), the Record Stockholder shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request), (1) written verification, reasonably satisfactory to the Board, any committee thereof, or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted, and (2) a written affirmation of any information submitted as of an earlier date. If the Record Stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with these Bylaws.
1.12.2 Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of such meeting (a) by or at the direction of the Board or (b) provided that, the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.12. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if (A) the stockholder’s notice required by Section 1.12.1(b) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation (i) no earlier than the one hundred fifth (105th) day prior to such special meeting, and (ii) no later than the close of business on the later of the seventy fifth (75th) day prior to such special meeting or the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting, (B) the stockholder has complied in all respects with the requirements of Section 14 of the Exchange Act, including, without limitation, if applicable, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the SEC, including any SEC Staff interpretations relating thereto), and (C) the Board, or an executive officer designated thereby, has determined that the stockholder has satisfied the requirements of Section 1.12.

1.12.3 General.
    (a) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.12. Except as otherwise provided by law or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.12 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.
    (b) Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder, with respect to the matters set forth herein; for the avoidance of doubt, including, but not limited to, Rule 14a-19 of the Exchange Act. Nothing in this Section 1.12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

    (c) For purposes of these Bylaws, the following definitions shall apply:

(A) a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement, or understanding) in concert with, or toward a common goal relating to the management, governance, or control of the Corporation in substantial parallel with such other person where (1) each person is conscious of the other person’s conduct or intent, and this awareness is an element in their decision-making processes, and (2) at least one additional factor suggests that such persons intend to act in concert or in substantial parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in substantial parallel; provided that, a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) (or any successor provision) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person;

(B) “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership;

(C) “Associated Person” shall mean, with respect to any subject stockholder or other person (including any proposed nominee), (1) any person directly or indirectly controlling, controlled by, or under common control with such stockholder or other person, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or other person, (3) any associate of such stockholder or other person, and (4) any person directly or indirectly controlling, controlled by, or under common control or Acting in Concert with, any such Associated Person;

(D) “Compensation Arrangement” shall mean any direct or indirect compensatory payment or other financial agreement, arrangement, or understanding with any person or entity other than the Corporation, including any agreement, arrangement, or understanding with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with candidacy, nomination, service, or action as a nominee or as a director of the Corporation;

(E) “Competitor” shall mean any entity that provides products or services that compete with, or are alternatives to, the principal products produced or services provided by the Corporation or its affiliates;

(F) “Proposing Person” shall mean (1) the Record Stockholder providing the notice of business proposed to be brought before an annual meeting or nomination of persons for election to the Board at a stockholder meeting, (2) the beneficial owner or beneficial owners, if different, on whose behalf the notice of business proposed to be brought before the annual meeting or nomination of persons for election to the Board at a stockholder meeting is made, and (3) any Associated Person on whose behalf the notice of business proposed to be brought before the annual meeting or nomination of persons for election to the Board at a stockholder meeting is made;

(F) “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, or in a document publicly filed by the Corporation with the
SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and

(H) to be considered a “Qualified Representative” of a stockholder, a person must be a duly authorized officer, manager, trustee, or partner of such stockholder, or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder, to act for such stockholder as a proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at the meeting. The Secretary of the Corporation, or any other person who shall be appointed to serve as secretary of the meeting, may require, on behalf of the Corporation, reasonable and appropriate documentation to verify the status of a person purporting to be a “Qualified Representative” for purposes hereof.

ARTICLE II: BOARD OF DIRECTORS
Section 2.1: Number; Qualifications. The Board shall consist of one or more members. The initial number of directors shall be eleven (11), and thereafter, unless otherwise required by law, shall be as set forth in the Certificate of Incorporation. No decrease in the authorized number of directors constituting the Board shall shorten the term of any incumbent director. Directors need not be stockholders of the Corporation.
Section 2.2: Election; Resignation; Removal; Vacancies. The directors shall be divided, with respect to the time for which they severally hold office, into classes as provided in the Certificate of Incorporation, and vacancies occurring in the Board and any newly created directorships resulting from any increase in the authorized number of directors shall be filled, as provided in the Certificate of Incorporation.
Section 2.3: Regular Meetings. Regular meetings of the Board may be held at such places, within or without the State of Delaware, and at such times as the Board may from time to time determine. Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the Board.
Section 2.4: Special Meetings. Special meetings of the Board may be called by the Chairperson of the Board, the President of the Corporation, or a majority of the members of the Board then in office and may be held at any time, date, or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date, and place of such meeting shall be given, orally, in writing, or by electronic transmission (including electronic mail), by the person or persons calling the meeting to all directors at least four (4) days before the meeting if the notice is mailed, or at least twenty-four (24) hours before the meeting if such notice is given by telephone, hand delivery, or electronic transmission. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.
Section 2.5: Remote Meetings Permitted. Members of the Board, or any committee of the Board, may participate in a meeting of the Board or such committee by means of conference telephone, or other communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or other communications equipment shall constitute presence in person at such meeting.
Section 2.6: Quorum; Vote Required for Action. At all meetings of the Board, a majority of the Whole Board shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time without further notice thereof. Except as otherwise provided herein or in the Certificate of

Incorporation, or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.
Section 2.7: Organization. Meetings of the Board shall be presided over by the Chairperson of the Board, or in such person’s absence by the President, or in such person’s absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.
Section 2.8: Written Action by Directors. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, respectively, in the minute books of the Corporation. Such filing shall be in paper form if the minutes are maintained in paper form, and shall be in electronic form if the minutes are maintained in electronic form.
Section 2.9: Powers. The Board may, except as otherwise required by law or the Certificate of Incorporation, exercise all such powers, and manage and direct all such acts and things as may be exercised or done by the Corporation.
Section 2.10: Compensation of Directors. Members of the Board, as such, may receive, pursuant to a resolution of the Board, fees and other compensation for their services as directors, including without limitation their services as members of committees of the Board.
ARTICLE III: COMMITTEES
Section 3.1: Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting of such committee who are not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving, adopting, or recommending to the stockholders any action or matter (other than the election or removal of members of the Board) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopting, amending, or repealing any bylaw of the Corporation.

Section 3.2: Committee Rules. Unless the Board otherwise provides, each committee designated by the Board may make, alter, and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Bylaws.
ARTICLE IV: OFFICERS
Section 4.1: Generally. The officers of the Corporation shall consist of a Chief Executive Officer (who may be the Chairperson of the Board or the President), a Secretary, and a Treasurer and may consist of such other officers, including a Chief Financial Officer, and one or more Vice Presidents, as may from time to time be appointed by the Board. All officers shall be elected by the Board; provided, however, that the Board may empower the Chief Executive Officer of the Corporation to appoint any officer other than the Chairperson of the Board, the Chief Executive Officer, the President, and the Chief Financial Officer or the Treasurer. Each officer shall hold office until such person’s successor is appointed or until such person’s earlier resignation, death, or removal. Any number of offices may be held by the same person. Any officer may resign at any time upon written notice to the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled by the Board.
Section 4.2: Chief Executive Officer. Subject to the control of the Board and such supervisory powers, if any, as may be given by the Board, the powers and duties of the Chief Executive Officer of the Corporation are:
(a) To act as the general manager and, subject to the control of the Board, to have general supervision, direction, and control of the business and affairs of the Corporation;
(b) Subject to Article I, Section 1.6, to preside at all meetings of the stockholders;
(c) Subject to Article I, Section 1.2, to call special meetings of the stockholders to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as he or she shall deem proper; and
(d) To affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates, and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation; and, subject to the direction of the Board, to have general charge of the property of the Corporation and to supervise and control all officers, agents, and employees of the Corporation.

The President shall be the Chief Executive Officer of the Corporation unless the Board shall designate another officer to be the Chief Executive Officer. If there is no President, and the Board has not designated any other officer to be the Chief Executive Officer, then the Chairperson of the Board shall be the Chief Executive Officer.

Section 4.3: Chairperson of the Board. The Chairperson of the Board shall have the power to preside at all meetings of the Board and shall have such other powers and duties as provided in these Bylaws and as the Board may from time to time prescribe.
Section 4.4: President. The Chief Executive Officer shall be the President of the Corporation unless the Board shall have designated one individual as the President and a different individual as the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board, and subject to the supervisory powers of the Chief Executive Officer (if the Chief Executive Officer is an officer other than the President), and subject to such supervisory powers and authority as may be given by the Board to the Chairperson of the Board, and/or to any other officer, the President shall have the responsibility for the general management and control of the business and affairs of the Corporation and the general supervision and direction of all of the officers, employees, and agents of the Corporation (other than the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President) and shall perform all duties and have all powers that are commonly incident to the office of President or that are delegated to the President by the Board.
Section 4.5: Vice President. Each Vice President shall have all such powers and duties as are commonly incident to the office of Vice President, or that are delegated to him or her by the Board or the Chief Executive Officer. A Vice President may be designated by the Board to perform the duties and exercise the powers of the Chief Executive Officer in the event of the Chief Executive Officer’s absence or disability.
Section 4.6: Chief Financial Officer. The Chief Financial Officer shall be the Treasurer of the Corporation unless the Board shall have designated another officer as the Treasurer of the Corporation. Subject to the direction of the Board and the Chief Executive Officer, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of Chief Financial Officer.
Section 4.7: Treasurer. The Treasurer shall have custody of all moneys and securities of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties and have such other powers as are commonly incident to the office of Treasurer, or as the Board or the Chief Executive Officer may from time to time prescribe.
Section 4.8: Secretary. The Secretary shall issue or cause to be issued all authorized notices for, and shall keep, or cause to be kept, minutes of all meetings of the stockholders and the Board. The Secretary shall have charge of the corporate minute books and similar records, and shall perform such other duties and have such other powers as are commonly incident to the office of Secretary, or as the Board or the Chief Executive Officer may from time to time prescribe.
Section 4.9: Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 4.10: Removal. Any officer of the Corporation shall serve at the pleasure of the Board and may be removed at any time, with or without cause, by the Board; provided that, if the Board has empowered the Chief Executive Officer to appoint any Vice Presidents of the Corporation, then such Vice Presidents may be removed by the Chief Executive Officer. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.
ARTICLE V: STOCK
Section 5.1: Certificates. The shares of capital stock of the Corporation shall be represented by certificates; provided, however, that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the transfer agent or registrar, as the case may be). Notwithstanding the adoption of such resolution by the Board, every holder of stock that is a certificated security shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairperson or Vice-Chairperson of the Board, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.
Section 5.2: Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock, or uncertificated shares, in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or such owner’s legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

Section 5.3: Other Regulations. The issue, transfer, conversion, and registration of stock certificates and uncertificated securities shall be governed by such other regulations as the Board may establish.

ARTICLE VI: INDEMNIFICATION
Section 6.1: Indemnification of Officers and Directors. Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a member of the Board or officer of the Corporation or a Reincorporated Predecessor (as defined below in this

Section) or is or was serving at the request of the Corporation or a Reincorporated Predecessor as a member of the board of directors, officer, or trustee of another corporation, or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans (for purposes of this Article VI, an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expenses, liability, and loss (including reasonable attorneys’ fees, judgments, fines, ERISA excise taxes, and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith. provided that, such Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. Such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of such Indemnitees’ heirs, executors, and administrators. Notwithstanding the foregoing, the Corporation shall indemnify any such Indemnitee seeking indemnity in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board or such indemnification is authorized by an agreement approved by the Board. As used herein, the term the “Reincorporated Predecessor” means a corporation that is merged with and into the Corporation in a statutory merger where (a) the Corporation is the surviving corporation of such merger, and (b) the primary purpose of such merger is to change the corporate domicile of the Reincorporated Predecessor to Delaware.
Section 6.2: Advance of Expenses. The Corporation shall pay all expenses (including reasonable attorneys’ fees) incurred by such an Indemnitee in defending any such Proceeding as they are incurred in advance of its final disposition; provided, however, that (a) if the DGCL then so requires, the payment of such expenses incurred by such an Indemnitee in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it should be determined ultimately by final judicial decision from which there is no appeal that such Indemnitee is not entitled to be indemnified under this Article VI or otherwise; and (b) the Corporation shall not be required to advance any expenses to a person against whom the Corporation directly brings a claim, in a Proceeding, alleging that such person has (a) breached such person’s duty of loyalty to the Corporation, (b) committed an act or omission not in good faith, or that involves intentional misconduct or a knowing violation of law, or (c) derived an improper personal benefit from a transaction.
Section 6.3: Non-Exclusivity of Rights. The rights conferred on any person in this Article VI shall not be exclusive of any other right that such person may have, or hereafter acquire, under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article VI shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article VI.
Section 6.4: Indemnification Contracts. The Board is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee, or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including employee benefit plans, providing indemnification or advancement rights to such person. Such rights may be greater than those provided in this Article VI.
Section 6.5: Right of Indemnitee to Bring Suit. The following shall apply to the extent not in conflict with any indemnification contract provided for in Section 6.4 above.
6.5.1 Right to Bring Suit. If a claim under Section 6.1 or 6.2 of this Article VI is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful (in whole or in part) in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in applicable law.
6.5.2 Effect of Determination. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in applicable law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.
6.5.3 Burden of Proof. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI, or otherwise, shall be on the Corporation.

Section 6.6: Nature of Rights. The rights conferred upon Indemnitees in this Article VI shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, or trustee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, repeal, or modification of any provision of this Article VI that adversely affects any right of an Indemnitee or an Indemnitee’s successors shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article VI and existing at the time of such amendment, repeal, or modification.
    Section 6.9: Indemnification for Successful Defense. To the extent that an Indemnitee has been successful on the merits or otherwise in defense of any Proceeding (or in defense of any claim, issue, or matter therein), such Indemnitee shall be indemnified under this Section 6.9 against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such defense. Indemnification under this Section 6.9 shall not be subject to satisfaction of a standard of conduct, and the Corporation may not assert the failure to satisfy a standard of conduct as a basis to deny indemnification, or recover amounts advanced, including in a suit brought pursuant to Section 6.5 (notwithstanding anything to the contrary therein); provided, however, that, any Indemnitee who is not a current or former director or officer (as such term is defined in the final sentence of Section 145(c)(1) of the DGCL) shall be entitled to indemnification under Section 6.1 and this Section 6.9 only if such Indemnitee has satisfied the standard of conduct required for indemnification under Section 145(a) or Section 145(b) of the DGCL.

ARTICLE VII: NOTICES
Section 7.1: Notice.
7.1.1 Form and Delivery. Except as otherwise required by law, notice may be given in writing directed to a stockholder’s mailing address as it appears on the records of the Corporation, and shall be given: (a) if mailed, when notice is deposited in the U.S. mail, postage prepaid; and (b) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address. So long as the Corporation is subject to the SEC’s proxy rules set forth in Regulation 14A under the Exchange Act, notice shall be given in the manner required by such rules. To the extent permitted by such rules, or if the Corporation is not subject to Regulation 14A, notice may be given by electronic transmission directed to the stockholder’s electronic mail address, and if so given, shall be given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the DGCL. If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232(a) and 232(d) of the DGCL. Notice may be given by other forms of electronic transmission with the consent of a stockholder in the manner permitted by Section 232(b) of the DGCL, and shall be deemed given as provided therein.

7.1.2 Affidavit of Giving Notice. An affidavit of the Secretary, an Assistant Secretary, or the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 7.2: Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws, a written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any waiver of notice.
ARTICLE VIII: INTERESTED DIRECTORS
Section 8.1: Interested Directors. No contract or transaction between the Corporation and one or more of its members of the Board or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are members of the board of directors or hold positions as officers, have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at, or participates in the meeting of, the Board or committee thereof that authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (a) the material facts as to his, her, or their relationship or interest, and as to the contract or transaction are disclosed to, or are known by, the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to his, her, or their relationship or interest, and as to the contract or transaction are disclosed to, or are known by, the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board, a committee thereof, or the stockholders.
Section 8.2: Quorum. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.
ARTICLE IX: MISCELLANEOUS
Section 9.1: Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.
Section 9.2: Seal. The Board may provide for a corporate seal, which may have the name of the Corporation inscribed thereon, and shall otherwise be in such form as may be approved from time to time by the Board.

Section 9.3: Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on or by means of, or be in the form of, diskettes, CDs, or any other information storage device or method, provided that, the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the DGCL.

Section 9.4: Reliance upon Books and Records. A member of the Board, or a member of any committee designated by the Board, shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence, and who has been selected with reasonable care by or on behalf of the Corporation.
Section 9.5: Certificate of Incorporation Governs. In the event of any conflict between the provisions of the Certificate of Incorporation and Bylaws, the provisions of the Certificate of Incorporation shall govern.
Section 9.6: Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable, or in conflict with the provisions of the Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable, or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable, or in conflict with the Certificate of Incorporation) shall remain in full force and effect.
ARTICLE X: AMENDMENT
Notwithstanding any other provision of these Bylaws, any amendment or repeal of these Bylaws shall require the approval of the Board or the stockholders of the Corporation as provided in the Certificate of Incorporation; provided that, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend Article II Section 2.1 of these Bylaws if the stockholders shall amend or repeal these Bylaws.

ARTICLE XI: EXCLUSIVE FORUM
    Unless the Corporation consents in writing to the selection of an alternative forum to the fullest extent permitted by law, (i) the federal district courts of the United States shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint, and (ii) the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the United States District Court for the District of Delaware), shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Corporation or on behalf of the Corporation, (b) any action or proceeding asserting a claim that is based upon a breach of a duty owed by a current or former director, officer, employee, agent, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action or proceeding arising or asserting a claim arising pursuant to any provision of the DGCL (or as to which the DGCL confers jurisdiction upon the Court of Chancery) or any provision of the Certificate of Incorporation, any designation relating to any interest in any outstanding series of preferred stock, or these Bylaws, (d) any action to interpret, apply, enforce, or determine the validity of the Certificate of Incorporation or these Bylaws, or (e) any action or proceeding asserting a claim governed by the internal affairs doctrine. For the avoidance of doubt, this Article XI is intended to benefit, and may be enforced by, the Corporation, our officers, and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI. Any person or entity purchasing, or otherwise acquiring or holding, any interest in any security of the Corporation shall be deemed to have notice of, and consented to, the provisions of this Article XI.